                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A

                               (Amendment No. 2)


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



                                March 19, 1998
                      [Date of earliest event reported.]



                              COYOTE SPORTS, INC.
                     (EXACT NAME OF SMALL BUSINESS ISSUER
                         AS SPECIFIED IN ITS CHARTER)



                       Commission file number 000-23085



            Nevada                                         88-0326730
  [State or other jurisdiction              [I.R.S. Employer Identification No.]
of incorporation or organization]



     2291 Arapahoe Avenue
      Boulder, Colorado                                       80302
[Address of principal executive offices]                    [Zip Code]



      Registrant's telephone number, including area code: (303) 417-0942

This amendment No. 2 to Current Report on Form 8-K/A amends the Current Report on Form 8-K (the "Form 8-K") of Coyote Sports, Inc., a Nevada corporation (the "Company," or the "registrant") for the events dated March 19, 1998, as filed with the Securities and Exchange Commissions on April 3, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Audited financial statements of Unifiber at March 29, 1997 and March 30, 1996, and for each of the years in the two-year period ended March 29, 1997. Unaudited financial statements of Unifiber at December 27, 1997 and for the nine-month periods ended December 27, 1997 and December 28, 1996. Such financial statements appear on pages 3 to 16 of this Form 8-K/A.

         (b) Unaudited pro forma condensed combined consolidated financial statements of Coyote Sports as of December 31, 1997, and for the year then ended, which appear on pages 17 to 20.

         (c)  Exhibit 23.1: Consent of Independent Accountants

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of Unifiber Corporation

In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of net capital deficiency present fairly, in all material respects, the financial position of Unifiber Corporation at March 29, 1997 and March 30, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



PRICE WATERHOUSE LLP


San Diego, California
May 23, 1997, except as to Note 1, which is as of December 19, 1997.

                       UNIFIBER CORPORATION

                          BALANCE SHEETS

                                                                      March 30,           March 29,         December 27,
ASSETS                                                                   1996                1997               1997
                                                                   ----------------   ----------------   -----------------
                                                                                                            (unaudited)
Current assets:
   Cash                                                            $          5,000             52,000              84,000
   Accounts receivable, less allowance for doubtful
       accounts of $17,000, $29,000 and $36,000 (unaudited)               1,508,000          1,628,000           1,123,000
   Inventories                                                            1,341,000          1,963,000           1,391,000
   Deferred tax assets, current                                             241,000            241,000                   -
   Other current assets                                                      41,000            216,000             332,000
                                                                   ----------------   ----------------   -----------------
       Total current assets                                               3,136,000          4,100,000           2,930,000
Property and equipment,  net                                              2,399,000          2,158,000           1,664,000
Deferred tax assets                                                         174,000            174,000                   -
Other assets                                                                120,000             95,000              57,000
                                                                   ----------------   ----------------   -----------------
                                                                          5,829,000          6,527,000           4,651,000
                                                                   ================   ================   =================

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
   Accounts payable                                                       1,664,000          2,939,000           2,087,000
   Accrued expenses                                                       1,316,000          1,026,000             948,000
   Current portion of long term debt                                        512,000            663,000             259,000
   Current portion of capital lease obligations                             223,000            246,000                   -
   Lines of credit                                                                -            725,000           1,064,000
   Short-term borrowings                                                          -                  -             516,000
                                                                   ----------------   ----------------   -----------------
       Total current liabilities                                          3,715,000          5,599,000           4,874,000
                                                                   ----------------   ----------------   -----------------

Long-term debt, net of current portion                                    2,336,000          2,124,000           2,881,000
Deferred rent                                                               175,000            126,000              19,000
Capital lease obligations, net of current portion                           623,000            377,000                   -
                                                                   ----------------   ----------------   -----------------
       Total liabilities                                                  6,849,000          8,226,000           7,774,000

Commitments and contingencies (Note 9)

Net capital deficiency:
   Common stock, no par value, 1,000,000 shares authorized,
       68,919 shares issued and outstanding                                 806,000            806,000             806,000
       Accumulated deficit, net of common stock repurchase               (1,826,000)        (2,505,000)         (3,929,000)
         (Note 7)                                                  ----------------   ----------------   -----------------
       Net capital deficiency                                            (1,020,000)        (1,699,000)         (3,123,000)
                                                                   ----------------   ----------------   -----------------
                                                                   $      5,829,000          6,527,000           4,651,000
                                                                   ================   ================   =================

                See accompanying notes to financial statements

                             UNIFIBER CORPORATION

                           STATEMENTS OF OPERATIONS


                                                                Year Ended                         Nine Months Ended
                                                     ------------------------------          -----------------------------
                                                       March 30,          March 29,          December 28,      December 27,
                                                         1996               1997                1996              1997
                                                     ------------        ----------          ----------        ----------
                                                                                             (unaudited)       (unaudited)
Net sales                                            $ 19,320,000        23,733,000          18,445,000        14,264,000
Cost of goods sold                                     14,086,000        18,748,000          14,413,000        11,848,000
                                                     ------------        ----------          ----------        ----------
    Gross profit                                        5,234,000         4,985,000           4,032,000         2,416,000

General and administrative expenses                     2,525,000         2,346,000           1,752,000         1,316,000
Research and development costs                          1,155,000         1,447,000           1,047,000           954,000
Selling expenses                                          996,000           980,000             724,000           486,000
                                                     ------------        ----------          ----------        ----------
                                                        4,676,000         4,773,000           3,523,000         2,756,000

    Income (loss) from operations                         558,000           212,000             509,000          (340,000)

Other (income) expense:
    Unfavorable lease commitment (Notes 9 and 11)         472,000           628,000             343,000           451,000
    Interest expense, net                                 181,000           403,000             302,000           386,000
    Other                                                 (32,000)          (27,000)            (26,000)          (50,000)
                                                     ------------        ----------          ----------        ----------
                                                          621,000         1,004,000             619,000           787,000

    Loss before income taxes                              (63,000)         (792,000)           (110,000)       (1,127,000)

Income tax (benefit) expense                              (49,000)         (113,000)            (85,000)          297,000
                                                     ------------        ----------          ----------        ----------

       Net loss                                      $    (14,000)         (679,000)            (25,000)       (1,424,000)
                                                     ============        ==========          ==========        ==========

       Basic and diluted loss per share              $      (0.17)            (9.85)              (0.36)           (20.66)

       Weighted average common shares
            outstanding                                    82,390            68,919              68,919            68,919

                See accompanying notes to financial statements

                             UNIFIBER CORPORATION

                           STATEMENTS OF CASH FLOWS

                                                                   Year Ended                        Nine Months Ended
                                                           March 30,          March 29,        December 28,      December 27,
                                                         ---------------------------------     ----------------------------------
                                                              1996              1997               1996              1997
                                                         ---------------    --------------     --------------   -----------------
                                                                                                 (unaudited)        (unaudited)
Cash flows from operating activities:
Net loss                                                 $       (14,000)         (679,000)           (25,000)       (1,424,000)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
     Depreciation and amortization                               763,000           731,000            542,000           489,000
     Loss (gain) on disposition of property and
        equipment                                                 (2,000)            4,000              3,000            93,000
     Deferred taxes                                              (77,000)                -                  -           415,000
     Increase (decrease) in cash resulting from
      changes in assets and liabilities:
        Accounts receivable, net                                 412,000          (120,000)          (769,000)          505,000
        Inventories                                             (574,000)         (622,000)          (373,000)          572,000
        Other assets                                             (29,000)         (150,000)          (220,000)          (78,000)
        Accounts payable                                          10,000         1,275,000          1,087,000          (852,000)
        Accrued expenses                                         314,000          (290,000)          (612,000)          (78,000)
        Deferred rent                                             58,000           (49,000)           (36,000)         (107,000)
                                                         ---------------    --------------     --------------   -----------------
Net cash provided by (used in) operating activities              861,000           100,000           (403,000)         (465,000)
                                                         ---------------    --------------     --------------   -----------------

Cash flows from investing activities:
     Purchases of property and equipment                        (492,000)         (494,000)          (450,000)         (110,000)
     Proceeds from disposition of property and
        equipment                                                  5,000                 -                  -            22,000
                                                         ---------------    --------------     --------------   -----------------
Net cash used in investing activities                           (487,000)         (494,000)          (450,000)          (88,000)
                                                         ---------------    --------------     --------------   -----------------

Cash flows from financing activities:
     Proceeds from short-term borrowings                               -                 -                  -           516,000
     Repayments of long-term debt                               (201,000)         (705,000)          (659,000)         (761,000)
     Proceeds from long-term debt                                      -           644,000            644,000         1,114,000
     Repayments under capital lease obligations                 (195,000)         (223,000)          (165,000)         (623,000)
     Net proceeds under line of credit agreements                      -           725,000          1,028,000           339,000
                                                         ---------------    --------------     --------------   -----------------
Net cash (used in) provided by financing activities             (396,000)          441,000            848,000           585,000
                                                         ---------------    --------------     --------------   -----------------

Net (decrease) increase in cash                                  (22,000)           47,000             (5,000)           32,000
Cash at beginning of period                                       27,000             5,000              5,000            52,000
                                                         ---------------    --------------     --------------   -----------------
Cash at end of period                                    $         5,000            52,000                  -            84,000
                                                         ===============    ==============     ==============   =================

Supplemental disclosures of cash flow information

        Cash paid for interest                           $       191,000           394,000            302,000           387,000
                                                         ===============    ==============     ==============   =================
        Cash paid (received) for income taxes            $         1,000            80,000             64,000            (8,000)
                                                         ===============    ==============     ==============   =================

Non-cash financing activities

        Capital lease obligations                       $        235,000
                                                         ===============
        Note payable issued for common stock (Note 7)   $      2,500,000
                                                         ===============

                See accompanying notes to financial statements

                             UNIFIBER CORPORATION

                      STATEMENT OF NET CAPITAL DEFICIENCY

                                                                Common Stock
                                                        ---------------------------       Accumulated
                                                          Shares            Amount          Deficit            Total
Balance at March 25, 1995                                 85,085          $ 995,000       $   499,000       $ 1,494,000

Common stock repurchase                                  (16,166)          (189,000)       (2,311,000)       (2,500,000)

Net loss                                                                                      (14,000)          (14,000)
                                                        --------          ---------       -----------       -----------

Balance at March 30, 1996                                 68,919            806,000        (1,826,000)       (1,020,000)

Net loss                                                                                     (679,000)         (679,000)
                                                        --------          ---------       -----------       -----------

Balance at March 29, 1997                                 68,919            806,000        (2,505,000)       (1,699,000)

Net loss (unaudited)                                                                       (1,424,000)       (1,424,000)
                                                        --------          ---------       -----------       -----------

Balance at December 27, 1997 (unaudited)                  68,919          $ 806,000      $ (3,929,000)     $ (3,123,000)
                                                        ========          =========      ============      ============

                See accompanying notes to financial statements

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - THE COMPANY

THE COMPANY

Unifiber Corporation (the "Company") is a California Corporation that manufactures composite shafts which are sold primarily to golf club manufacturers and resellers.

The Company incurred net losses for the nine months ended December 27, 1997 and the years ended March 29, 1997 and March 30, 1996 of $1,424,000 (unaudited), $679,000 and $14,000, respectively. Additionally, the Company had negative working capital of $1,944,000 (unaudited), $1,499,000 and $579,000 at December 27, 1997, March 29, 1997 and March 30, 1996, respectively. The Company is dependent on additional financing to continue its operations. Management believes that its future cash flows from operations combined with the proceeds of the credit facilities discussed in Notes 10 and 11 will be sufficient to fund its operations and anticipated growth for at least the next twelve months. However, the Company's financial position and results of operations for recent periods raise substantial doubt about its ability to continue as a going concern.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

The Company operates and reports using a fiscal year ending on the last Saturday in March.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

At March 29, 1997, the carrying amounts of the Company's financial instruments, including accounts receivable and payable, approximated their fair values due to their short term maturities. At March 29, 1997, the estimated fair value of the Company's long-term debt approximated its carrying value.

CONCENTRATION OF CREDIT RISK

The Company operates in the golf equipment industry and primarily sells its products to golf club manufacturers and resellers. The Company performs on-going credit evaluations of its customers' financial condition and generally requires no collateral. Management believes that its credit policies substantially mitigate such credit risk. Bad debt expenses were not material in fiscal 1997 and 1996.

The Company has sales to three customers whose purchases exceeded 10% of total sales in fiscal 1997. Sales to one customer totaled $9,189,000 (unaudited), $9,213,000 (unaudited), $12,036,000 and $7,754,000 for the nine months ended
December 27, 1997 and December 28, 1996 and for the years ended March 29, 1997 and March 30, 1996, respectively. Accounts receivable balances from this customer at December 27, 1997, March 29, 1997 and March 30, 1996 were $555,000 (unaudited), $466,000 and $565,000, respectively. Sales to a second customer totaled $3,350,000 (unaudited), $4,448,000 (unaudited), $5,622,000 and $427,000 for the nine months ended December 27, 1997 and December 28, 1996 and for the years ended March 29, 1997 and March 30, 1996, respectively. Accounts receivable balances from this customer at December 27, 1997, March 29, 1997 and March 30, 1996 were $229,000 (unaudited), $625,000 and $282,000, respectively.
Sales to a third customer totaled

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

$1,322,000 (unaudited), $3,428,000 (unaudited), $4,278,000 and $8,850,000 for the nine months ended December 27, 1997 and December 28, 1996 and for the years ended March 29, 1997 and March 30, 1996, respectively. Accounts receivable balances from this customer at December 27, 1997, March 29, 1997 and March 30, 1996 were $323,000 (unaudited), $152,000 and $483,000, respectively.

REVENUE RECOGNITION

Revenue from the sale of products, net of an allowance for returns, is recognized upon shipment.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising expenses for fiscal 1997 and 1996 were $218,000 and $328,000, respectively.

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined using the average cost method.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using both straight-line and accelerated methods over the assets' estimated useful lives of five to seven years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

LONG-LIVED ASSETS

The Company assesses potential impairments to its long-lived assets, on an exception basis, when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset. No such impairment losses have been recorded by the Company.

EARNINGS PER SHARE

Basic earnings (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. As the Company has no dilutive securities outstanding, diluted earnings per share is the same as basic earnings per share.

STOCK-BASED COMPENSATION

Since the Company has no outstanding stock-based compensation awards, SFAS No. 123 "Accounting for Stock-Based Compensation" has no effect on the Company's financial statements.

INCOME TAXES

Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is established for the expected future tax consequences resulting from differences in the financial reporting and tax bases of assets and liabilities. Deferred income tax (benefit) expense is the change during the year in the deferred income tax asset or liability (Note 8). A valuation allowance is established for the estimated amount of deferred tax assets that more likely than not will not be realized.

INTERIM RESULTS (UNAUDITED)

The accompanying balance sheet at December 27, 1997 and the related statements of operations and of cash flows for the nine months ended December 28, 1996 and December 27, 1997, and the statement of net capital deficiency for the nine months ended December 27, 1997 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

normal recurring adjustments, necessary for the fair statement of results of the interim periods. The data disclosed in these notes to the financial statements at such dates and for such periods are also unaudited. The results of operations for the nine-month periods ended December 27, 1997 and December 28, 1996 are not necessarily indicative of the results of operations for a full fiscal year.

NOTE 3 - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS



                                               MARCH 30,     MARCH 29,    DECEMBER 27,
                                                  1996          1997          1997
                                                                           (UNAUDITED)
Inventories:

 Raw materials                                $   444,000   $   778,000    $   395,000
 Work in process                                  697,000       892,000        728,000
 Finished goods                                   200,000       293,000        268,000
                                              -----------   -----------    -----------
                                              $ 1,341,000   $ 1,963,000    $ 1,391,000
                                              ===========   ===========    ===========
Property and equipment, net:

 Equipment                                    $ 3,009,000   $ 3,402,000    $ 3,417,000
 Leasehold improvements                           863,000       886,000        791,000
 Vehicles and airplane                            355,000       355,000        350,000
 Furniture and fixtures                           178,000       179,000        178,000
                                              -----------   -----------    -----------
                                                4,405,000     4,822,000      4,736,000
 Accumulated depreciation and amortization     (2,006,000)   (2,664,000)    (3,072,000)
                                              -----------   -----------    -----------
                                              $ 2,399,000   $ 2,158,000    $ 1,664,000
                                              ===========   ===========    ===========
Accrued expenses:

 Compensation and employee benefits           $   492,000   $   522,000    $   334,000
 Unfavorable lease commitment                     118,000       285,000        600,000
 Related party sales return allowance             324,000        23,000              -
 Other                                            382,000       196,000         14,000
                                              -----------   -----------    -----------
                                              $ 1,316,000   $ 1,026,000    $   948,000
                                              ===========   ===========    ===========

NOTE 4 - BANK LINE OF CREDIT

As of March 29, 1997, the Company had a line of credit agreement with a bank which provided for borrowings of the lesser of $1,500,000 or 80 percent of eligible domestic accounts receivable less any outstanding term loan balance at the bank's prime rate plus .25 percent (8.75 percent at March 29, 1997). The line was secured by all of the Company's assets and guaranteed by the Company's shareholders. There were borrowings outstanding under this credit facility of $1,156,000, which was comprised of $725,000 outstanding under the line of credit and $431,000 outstanding under the term loan (classified as current portion of long-term debt) as of March 29, 1997. There were no borrowings outstanding under this facility as of March 30, 1996. The credit agreement included covenants which, among other things, required the Company to maintain stated net worth amounts and specific liquidity ratios. The agreement also included covenants which restricted ownership transactions. The Company was in violation of the tangible net worth, the ratio of liabilities to tangible net worth and the cash flow coverage ratio covenants at March 29, 1997; however, management obtained a commitment from a new lender for additional financing subsequent to the balance sheet date (Note 10).

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - LONG-TERM DEBT

                                                             MARCH 30,     MARCH 29,   DECEMBER 27,
                                                                1996          1997         1997
                                                                                       (UNAUDITED -
                                                                                         NOTE 11)
Note payable to former shareholder, collateralized
 by repurchased shares and personally guaranteed
 by the shareholders, bearing interest at 9%, with
 quarterly interest payments.  Principal and accrued
 interest is due March 1999 (Note 7).                        $2,500,000    $2,015,000    $2,015,000

Note payable to bank, secured by the Company's assets,
 bearing interest at prime plus 1% (9.5% at
 December 27, 1997).  Principal payments of $29,167
 plus interest due monthly through June 2001                          -             -     1,000,000

Note payable to individual, unsecured and personally
 guaranteed by the shareholders, bearing interest at 10%,
 with quarterly interest payments.  Principal and accrued
 interest due September 1997.                                   125,000       125,000       125,000

Note payable to finance company, collateralized by
 an airplane, bearing interest at 9.5%, due in monthly
 payments of $4,000 through November 1997.                      114,000        71,000             -

Note payable to bank, secured by the Company's assets,
 bearing interest at prime plus 1% (9.5% at
 March 29, 1997).  Principal payments of $13,472
 plus interest due monthly through October 1999.                      -       431,000             -

Note payable to finance company, collateralized by
 equipment, bearing interest at 8.8%.  Principal
 and interest payments of $1,975 due in monthly
 installments through December 2000.                                  -        76,000             -

Note payable to finance company, collateralized by
 equipment, bearing interest at 8.9%.  Principal
 and interest payments of $1,973 due in monthly
 installments through August 2000.                                    -        69,000             -

Note payable to shareholders, unsecured, bearing
 interest at 8%. Principal and accrued interest due
 on April 1, 1996.                                               88,000             -             -

Note payable to individual, unsecured, bearing
 interest at 7%, due in monthly installments of
 $7,000 through June 1996.                                       21,000             -             -
                                                             ----------    ----------    ----------
                                                              2,848,000     2,787,000     3,140,000
Less current portion                                            512,000       663,000       259,000
                                                             ----------    ----------    ----------
                                                             $2,336,000    $2,124,000    $2,881,000
                                                             ==========    ==========    ==========

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Principal maturities of long-term debt as of March 29, 1997 are as follows:


                   1998                           $  663,000
                   1999                               40,000
                   2000                            2,057,000
                   2001                               27,000
                                                  ----------
                                                  $2,787,000
                                                  ==========

NOTE 6 - RETIREMENT SAVINGS PLAN

The Company has a savings plan under Section 401(k) of the Internal Revenue Code under which all employees of the Company are eligible to participate. Each year employees can contribute up to the lesser of 15% of their compensation or $9,000. The Company may elect to match employee contributions subject to certain limitations. Employer contributions vest 20% each year for five years beginning in the second year. During the years ended March 29, 1997 and March 30, 1996, the Company contributed $95,000 and $79,000 to the plan, respectively.


NOTE 7 - COMMON STOCK REPURCHASE

In February 1996, the Company executed a Stock Purchase and Sale Agreement with an affiliate of Lynx Golf, Inc. (Lynx), a customer of the Company, whereby the Company repurchased 16,166 shares of its common stock for $2,500,000, representing Lynx's 19% ownership in the Company. The purchase price is payable in full by execution of a secured promissory note (Note 5). The repurchase resulted in a reduction in common stock of $189,000 that represented the pro rata balance of the shares acquired and a reduction in retained earnings for the remaining balance of $2,311,000.

The terms of the note required the Company to purchase a $1,000,000 life insurance policy on one of the Company's shareholders with the Lynx affiliate designated as the beneficiary. The policy limit may be reduced once the principal balance of the note is reduced below $1,000,000, but the result of the reduction cannot cause the policy limit to be less than that principal balance. The terms of the note also restrict, as long as any principal remains outstanding and unpaid, the Company's payment of dividends, borrowings not in the ordinary course of business from a party other than the bank with which the Company has a line of credit, and the sale of shares of common stock that would result in the shareholders owning beneficially less than 75% of the common stock issued and outstanding, without prior consent from the Lynx affiliate. During fiscal 1997, Unifiber made payments under the note totaling $485,000. As a result of these payments, the Lynx affiliate released the lien on 3,136 (of the 16,166) shares of Unifiber's common stock held as collateral. The remaining 13,030 shares continue to be held as collateral. Additionally, the terms of the note were altered from requiring monthly principal payments of $40,000 plus interest commencing July 1996 to requiring quarterly interest only payments.
The principal balance and accrued interest is due March 1999.

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES

The following is a summary of the (benefit) provision for income taxes:


                                                   YEAR ENDED   YEAR ENDED
                                                    MARCH 30,    MARCH 29,
                                                      1996         1997

 Current tax (benefit) provision:
  Federal                                           $ 12,000    $ (98,000)
  State                                               16,000      (15,000)
 Deferred tax benefit:
  Federal                                            (37,000)           -
  State                                              (40,000)           -
                                                    --------    ---------
 Benefit from income taxes                          $(49,000)   $(113,000)
                                                    ========    =========

Deferred tax assets are summarized as follows:

                                                    MARCH 30,    MARCH 29,
                                                      1996         1997

 Deferred rent                                      $ 90,000    $  70,000
 Accrued vacation                                     63,000       67,000
 Depreciation                                         54,000      100,000
 Reserves and allowances                              65,000       42,000
 Tax credits                                          49,000      265,000
 Unfavorable lease commitment                         47,000      115,000
 State net operating loss carry forwards                   -       26,000
 Other                                                47,000       15,000
                                                    --------    ---------
                                                     415,000      700,000
 Less valuation allowance                                  -      285,000
                                                    --------    ---------
  Net deferred tax assets                           $415,000    $ 415,000
                                                    ========    =========

A reconciliation of the benefit from income taxes to the amount computed by applying the statutory federal income tax rate to the loss before income taxes is as follows:

                                                    MARCH 30,    MARCH 29,
                                                      1996         1997

 Federal benefit                                    $ 21,000    $ 269,000
 State benefit                                        16,000       75,000
 Research and development credit carryforwards
  generated                                           18,000       28,000
 Valuation allowance on deferred tax assets                -     (285,000)
 Other                                                (6,000)      26,000
                                                    --------    ---------
 Benefit from income taxes                          $ 49,000    $ 113,000
                                                    ========    =========

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

As of March 29, 1997 and March 30, 1996, the Company has Federal and state tax research and development credit carryforwards totaling approximately $122,000 and $27,000, respectively, which are available to offset future income taxes. The Federal tax credits expire beginning in 2006. Additionally, the state net operating loss carryforwards generated in fiscal 1997 will expire during the fiscal year ending 2013.

As of March 29, 1997, the Company has provided a valuation allowance of $285,000 for deferred tax assets as management believes it is more likely than not this amount will not be realized based on recent and expected trends in operating results.

During the unaudited interim period ended December 27, 1997, the Company provided an additional valuation allowance of $415,000 for the remaining deferred tax assets as management believes it is more likely than not this amount will not be realized.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases certain equipment acquired under capital leases (Note 11). These capital leases mature at various dates through February 2001 and have interest rates ranging from 8.7% to 13.6%. As of March 29, 1997 and March 30, 1996, $526,000 and $747,000, respectively, of such equipment is included in property and equipment. These amounts are net of accumulated amortization. Amortization of the related assets is included in depreciation and amortization expense, and amounted to $220,000 and $261,000 in fiscal 1997 and 1996, respectively.

Future minimum lease payments for capital and operating leases as of March 29, 1997 are as follows:

                                          CAPITAL    OPERATING
      YEARS ENDING MARCH                  LEASES      LEASES

            1998                         $297,000   $  804,000
            1999                          291,000      772,000
            2000                          116,000      745,000
            2001                            7,000      521,000
            2002                                -        2,000
         Thereafter                             -        4,000
                                         --------   ----------

Total minimum lease payments              711,000   $2,848,000
                                                    ==========

Amount representing interest              (88,000)
                                         --------

Obligations under capital leases         $623,000
                                         ========

Certain leases provide for free rent periods which are being amortized over the lease terms on a straight line basis. Rental expense for operating leases amounted to $726,000 and $763,000 for the years ended March 29, 1997 and March 30, 1996, respectively.

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

One of the Company's leased facilities is not being utilized and is currently vacant. The Company is in the process of identifying a sublessee for the facility. Included as a separate component of other (income) expense titled "Unfavorable lease commitment" in fiscal 1997 is $628,000 comprised of $343,000 in rental expense and $285,000 that represents management's estimate of the rental expense to be incurred prior to the execution of a sublease agreement. Although management believes it will be successful in identifying a sublessee, there is no certainty that a sublessee will be identified and the resultant rental income will equal or exceed the Company's rental expense (Note 11). Included in the $2,848,000 total future minimum lease payments for operating leases is $1,615,000 related to this facility.

OTHER

The Company is engaged in various legal actions arising in the ordinary course of business. The Company has provided reserves for such actions as considered necessary, and believes that the ultimate resolution thereof will not have a material adverse effect on its financial position or results of operations.


NOTE 10 -  SUBSEQUENT EVENT

On May 23, 1997, the Company obtained a financing commitment to enter into a new revolving line of credit and term loan agreement, subject to certain conditions (Note 11). The revolving line of credit will provide for borrowings of the lesser of $2,000,000 or 80 percent of eligible accounts receivable and 50 percent of eligible inventories at the bank's prime rate plus one half of one percent, due in quarterly interest payments. The term loan will provide for borrowings of up to $1,400,000 for a term of four years from commencement at the bank's prime rate plus one percent, due in monthly principal payments of $29,167 plus interest. The revolving line of credit and the term loan will be secured by substantially all of the Company's assets and personally guaranteed by certain of the Company's shareholders. These agreements also include covenants which, among other things, require the Company to maintain stated net worth amounts and specific liquidity ratios.


NOTE 11 - SUBSEQUENT EVENTS (UNAUDITED)

NEW FINANCING ARRANGEMENT

Pursuant to the financing commitment discussed in Note 10, the Company obtained a new revolving line of credit and term loan agreement on June 20, 1997. Upon receipt of the proceeds related to these agreements, the Company refinanced certain of its other outstanding borrowings, including all amounts due under capital leases (Notes 5 and 9) and amounts due under the previous bank line of
credit (Note 4).   The terms and conditions of the agreements are consistent
with those discussed in Note 10. Principal and interest payments on the term loan are due monthly through June 20, 2001. In addition, the agreements contain several covenants regarding minimum tangible net worth, the ratio of total liabilities to tangible net worth, the current ratio, the fixed charge coverage ratio and working capital. At December 27, 1997, the Company was not in compliance with the tangible net worth and the ratio of liabilities to tangible net worth covenants of these new agreements; however, the Company liquidated such debt as of March 18, 1998 in connection with the acquisition discussed below.

UNFAVORABLE LEASE COMMITMENT

As discussed in Note 9, one of the Company's leased facilities is not being utilized and is currently vacant. Subsequent to year end, the Company was unable to sublease the facility, and the Company stopped making scheduled lease payments. The Company is currently negotiating a settlement with the owner and has accrued $600,000 for this contingency as of December 27, 1997, which represents management's best estimate of its minimum liability in this matter based on its discussions with legal counsel.

UNIFIBER CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

RELATED PARTY SHORT-TERM BORROWINGS

On December 19, 1997, the Company secured $200,000 in short-term borrowings from the Company's shareholders. The borrowings bore interest at prime plus 2.5% (11% at December 27, 1997) and were payable on March 15, 1998. The loan was liquidated in connection with the acquisition discussed below.

On December 23, 1997, the Company obtained an additional $316,000 in short-term financing from the ultimate buyer of the Company as discussed below. The loan bears interest at 10% and was due on March 18, 1998. Subsequent to the acquisition noted below, this obligation continued.

ACQUISITION

On March 19, 1998, the Company's shareholders entered into a sale transaction in which the buyer acquired all of the outstanding shares of the Company's stock for a purchase price of $3,000,000 in cash and 521,739 shares of the buyer's common stock. The purchase price is subject to upward, but not downward, adjustment in the event net income before taxes of the Company reaches or exceeds defined thresholds during the calendar year ending December 31, 1998.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On March 19, 1998, the Company acquired all of the outstanding stock of Unifiber Corporation (Unifiber), a supplier of graphite golf shafts to premium original equipment manufacturers, for a purchase price of $3,000,000 in cash and 521,739 shares with a fair value of $1,500,000 of the Company's common stock. The acquisition was accounted for by the purchase method.

The following unaudited pro forma condensed combined consolidated balance sheets as of December 31, 1997 assumes that the acquisition occurred as of that date and reflects the combination of the historical balance sheet of the Company as of December 31, 1997 with the historical balance sheet of Unifiber as of December 27, 1997, with pro forma adjustments to give effect to the business combination.

The following unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 1997 combines the historical results of operations of the Company for the year ended December 31, 1997 with the historical results of operations of Unifiber for the twelve months ended December 27, 1997. The historical results of operations of Unifiber for the twelve months ended December 27, 1997 were obtained by (1) deducting the amounts for the nine months ended December 28, 1996 from the amounts for the year ended March 29, 1997, and (2) adding the amounts for the nine months ended December 27, 1997. The pro forma combined results of operations of the Company assume that the business combination occurred as of January 1, 1997.

The pro forma results of operations do not necessarily reflect the results of operations that would have occurred had the Company and Unifiber constituted a single entity as of the beginning of the period presented nor are they indicative of the future operating results of the combined companies. These unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and related notes of the Company and Unifiber.

                     COYOTE SPORTS, INC. AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

                                                        December 31,       December 27,
                                                            1997               1997
                                                         Historical         Historical          Pro Forma              Pro Forma
                                                           Coyote            Unifiber          Adjustments             Combined
ASSETS                                                  ------------       -----------         ----------             ----------
Current assets:
   Cash and equivalents                                 $    726,290            84,000            390,479  (a)         1,200,769
   Restricted cash                                           702,814                 -                                   702,814
   Trade receivables, net                                  3,778,483         1,123,000                                 4,901,483
   Inventories, net                                        3,582,194         1,391,000                                 4,973,194
   Other current assets                                      439,130           332,000                                   771,130
                                                        ------------       -----------                                ----------
       Total current assets                                9,228,911         2,930,000                                12,549,390
Property, plant and equipment,  net                        7,546,284         1,664,000             86,955  (b)         9,297,239
Intangible assets, net                                             -                 -          9,994,941  (c)         9,994,941
Other assets                                                  90,058            57,000            600,000  (d)           747,058
                                                        ------------       -----------         ----------             ----------
                                                        $ 16,865,253         4,651,000         11,072,375             32,588,628
                                                        ============       ===========         ==========             ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Notes payable                                     $     2,705,928         1,580,000           (200,000) (a)         4,085,928
   Current portion of long term debt                         452,237           259,000           (259,000) (a)           452,237
   Accounts payable                                        3,204,234         2,087,000                                 5,291,234
   Accrued expenses                                        1,413,362           948,000          2,189,375  (e)         4,550,737
   Current portion of obligation payable
       under purchase agreement                               87,000                 -                                    87,000
   Taxes payable                                                   -                 -                                         -
                                                        ------------       -----------                                ----------
       Total current liabilities                           7,862,761         4,874,000                                14,467,136
                                                        ------------       -----------                                ----------

Long-term debt, net of current portion                       202,644         2,881,000          4,119,000  (a)         7,202,644
Obligation payable under purchase agreement,
   net of current portion                                    728,000                 -                                   728,000
Related party notes payable, net of current
   portion                                                   600,340                 -                                   600,340
Deferred rent                                                      -            19,000                                    19,000
Deferred tax liability                                       362,000                 -                                   362,000
                                                        ------------       -----------                                ----------
       Total liabilities                                   9,755,745         7,774,000                                23,379,120

Minority interests in net assets of subsidiaries             396,874                 -                                   396,874
Stockholders' equity (deficit):
   Preferred stock                                                 -                 -                                         -
   Common stock                                                3,855           806,000                708  (d)
                                                                                                 (806,000) (f)             4,563
   Additional paid-in capital                             12,664,642                 -          2,099,292  (d)        14,763,934
   Accumulated deficit                                    (5,493,167)       (3,929,000)         3,929,000  (f)        (5,493,167)
   Foreign currency translation adjustment                  (462,696)                -                                  (462,696)
                                                        ------------       -----------                                ----------
       Total stockholders' equity (deficit)                6,712,634        (3,123,000)                                8,812,634
                                                        ------------       -----------         ----------             ----------
                                                        $ 16,865,253         4,651,000         11,072,375             32,588,628
                                                        ============       ===========         ==========             ==========

                     COYOTE SPORTS, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                Twelve Months
                                             Year Ended            Ended
                                            December 31,        December 27,
                                                1997                1997
                                             Historical          Historical              Pro Forma            Pro Forma
                                               Coyote             Unifiber              Adjustments           Combined
                                            -------------       ------------           ------------         ------------
Net sales                                   $  27,685,918         19,552,000                                  47,237,918
Cost of goods sold                            (22,111,617)       (16,183,000)                                (38,294,617)
                                            -------------       ------------                                ------------
     Gross profit                               5,574,301          3,369,000                                   8,943,301

Operating expenses                             (8,243,325)        (4,006,000)              (341,721)(g)
                                                                                           (400,000)(h)
                                                                                                657 (i)      (12,990,389)
                                            -------------       ------------                                ------------

     Operating loss                            (2,669,024)          (637,000)                                 (4,047,088)

Other (expense) income:
     Interest expense, net                       (456,868)          (487,000)              (520,848)(j)       (1,464,716)
     Loss on forward exchange
        contracts, net                           (179,000)                 -                                    (179,000)
     Loss on relinquishment of assets            (933,790)                 -                                    (933,790)
     Debt financing costs                        (617,156)                 -                                    (617,156)
     Unfavorable lease commitment                                   (736,000)               736,000 (k)                -
     Other                                              -             51,000                                      51,000
                                            -------------       ------------                                ------------

     Loss before income taxes
        and minority interests                 (4,855,838)        (1,809,000)                                 (7,190,750)

Income tax (expense) benefit                      281,273           (269,000)                                     12,273

Minority interests in
     subsidiaries' losses                         406,991                  -                                     406,991
                                            -------------       ------------           ------------         ------------

Net loss                                    $  (4,167,574)        (2,078,000)              (525,912)          (6,771,486)
                                            =============       ============           ============         ============

Basic and diluted loss per share            $       (1.22)                                                         (1.65)
                                            =============                                                   ============

Shares used in calculating
     per share amounts                          3,426,945                                                      4,111,949
                                            =============                                                   ============

BASIS OF PRESENTATION

On March 19, 1998, the Company acquired all of the outstanding stock of Unifiber Corporation (Unifiber), a supplier of graphite golf shafts to premium original equipment manufacturers, for a purchase price of $3,000,000 in cash and 521,739 shares of the Company's common stock with a fair value of $1,500,000. The acquisition was accounted for by the purchase method. The results of operations of Unifiber will be included in the operations of the Company beginning April 1, 1998, since the results for the period from March 20, 1998 to March 31, 1998 are not significant.


PRO FORMA ADJUSTMENTS

The following pro forma adjustments give effect to the purchase and related debt financing as of the beginning of the period presented for the unaudited pro forma condensed combined consolidated statements of operations and the effect of the purchase and related debt financing as of the end of the period presented for the balance sheets.

(a) Adjustment to record proceeds from note payable of $6,000,000 at an interest rate of 12% of which $3,000,000 was paid to the seller as part of the acquisition and $2,340,000 was used to repay notes payable and long-term debt of Unifiber.

(b) Adjustment to record the sale of property and equipment to the former Unifiber stockholders and purchase of property and equipment in connection with the acquisition.

(c) Adjustment to record goodwill representing the excess of purchase price over the fair value of net assets acquired.

(d) Adjustment to record fair value of stock issued in connection with long-term debt and related debt issuance costs.

(e)  Adjustment to record liabilities assumed in the acquisition.

(f) Common stock and accumulated deficit have been adjusted to eliminate the historical equity accounts of Unifiber.

(g) Adjustment to record amortization of goodwill recorded in the acquisition on a straight-line basis over the expected benefit period.

(h) Adjustment to record amortization of debt financing costs on the interest method over an 18-month period.

(i) Adjustment to record additional depreciation expense related to equipment purchased and to eliminate depreciation expense of equipment sold.

(j) Adjustment to record net effect of additional interest expense on long-term debt.

(k) Adjustment to eliminate expense related to unfavorable lease commitment as the Company recognized the liability for the lease in purchase accounting for pro forma purposes.

EXPENSE REDUCTION ADJUSTMENTS

The unaudited pro forma condensed combined consolidated statements of operations do not reflect expected cost reductions of Unifiber under the Company's management. Management has identified costs in excess of $1,328,000 incurred by the previous owner and management that would not have been incurred under Coyote Sports, Inc.'s management if the acquisition had occurred as of January 1, 1997. The Company expects to realize these cost savings as well as additional expense reductions related to areas such as vendor consolidation and research and development costs after the acquisition. However, there can be no assurance that these costs savings will be realized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COYOTE SPORTS, INC.
                                        (Registrant)


Dated May 12, 1998                      By:  /s/  John Paul McNeill


                                        John Paul McNeill
                                        Chief Financial Officer and Treasurer